EXHIBIT 10.22

SEPARATION AGREEMENT,
WAIVER OF AND RELEASE OF ALL CLAIMS AND
COVENANT NOT TO SUE

     This Separation Agreement, Waiver of and Release of All Claims and Covenant Not to Sue (hereinafter “Agreement”), is made this 9th day of December, 2004, by and between James C. Hall, including any of his heirs, agents and assigns (hereinafter collectively referred to as “Hall”) and First Financial Bancorp, including any of its assigns, successors, affiliated corporate entities, board members, officers, owners, employees, former employees, former directors and former officers and insurers, predecessor organizations or other entities affiliated with FFBC (hereinafter collectively called “FFBC”).

     WHEREAS, FFBC has decided to eliminate the position of Executive Vice President currently held by Hall; and

     WHEREAS, Hall is a party to an employment agreement and amendment thereto with FFBC (hereinafter “Employment Agreement”) and the parties have agreed to treat Hall’s termination for purposes of entitlement to compensation and benefits as an involuntary termination without cause pursuant to Section 4(a) of the Employment Agreement and FFBC agrees that it shall not at any time in the future, assert any claim that Hall’s termination was “for cause”; and

     WHEREAS, the parties desire to resolve all issues related to Hall’s employment with FFBC and the termination of his employment with FFBC and resolve any issues related to the Employment Agreement and the amendment thereto; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

     1. Hall: (i) hereby is terminated as Executive Vice President of FFBC effective November 29, 2004; (ii) hereby promises, covenants and agrees not to file any lawsuit relating in any way to his employment or the termination of his employment with FFBC, or their successors, including claims of race, national origin, ancestry, handicap, disability, religion, sex and age discrimination, retaliation arising under the Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000 et seq., the Employee Retirement Income Security Act (ERISA), 29 U.S.C. §§ 1001 et seq., the Rehabilitation Act of 1973, 29 U.S.C. §§ 701 et seq., the Reconstruction Era Civil Rights Acts, as amended, 42 U.S.C. §§ 1981 et seq., the Americans with Disabilities Act, 42 U.S.C. §§ 12101 et seq., the Family and Medical Leave Act, 29 U.S.C. §§ 2601 et seq., the Age Discrimination in Employment Act (ADEA), 29 U.S.C. §§ 621 et seq., Chapter 4112 of the Ohio Revised Code, any similar or related employment discrimination statute, claims for breach of contract (other than this Agreement), violation of public policy, Sarbanes-Oxley Act, promissory estoppel, wrongful termination, defamation, “Whistleblower” protection, other tort claims, or any other claims, which have been, could be or could have been asserted as of the date of this Agreement by Hall, or on his behalf, in any forum arising out of or connected with his employment with FFBC, and from all liability whatsoever, whether now known or unknown; (iii) hereby agrees to return the motor vehicle supplied by FFBC on or before December 31, 2004; and (iv) hereby waives any right to payment of attorneys’ fees and costs which may have been incurred by him.

     2. In exchange for the promises and releases of Hall, FFBC agrees to make payments to Hall and provide benefits to Hall in accordance with the terms of paragraph 5 of the Employment Agreement in letter form dated June 21, 2001, and the Amendment to that Employment Agreement in letter form, dated May 7, 2003. The payments and benefits to Hall are the following: (i) continuation of his current base salary of Two Hundred Sixty Thousand, Seven Hundred Twenty Eight Dollars ($260,728) per year to and including November 28, 2006 (the first check will be mailed or deposited on the first regular pay period, which occurs 10 or more days after the execution of this Agreement by Hall and will include pay for any pay period between November 29, 2004 and the then current pay period); (ii) payment of a lump-sum payment of Thirty Thousand, Eighty Two Dollars ($30,082) (an amount equal to two (2.0) times Hall’s most recent payment under the performance incentive plan); (iii) continuation of employer paid health benefits, as if employed, (e.g., subject to Hall’s contribution) until November 31, 2006; (iv) a lump sum payment of Thirteen Thousand, Thirty-Six Dollars and 40/100 ($13,036.40) in lieu of outplacement services; (v) a lump sum payment of $3,500 for tax preparation services; and (vi) permit Hall to continue to use the motor vehicle assigned to him until December 31, 2004. The payments required by Section 2, subsections (ii), (iv) and (v) shall be mailed January 3, 2005. In addition, Hall may exercise any unexercised vested stock options under the terms of the FFBC 1999 Stock Incentive Plan within three (3) months of the date of his termination and will, in the future, receive pension benefits in accordance with the terms of the FFBC Retirement Plan.

     3. FFBC agrees that it will not contest any claim for unemployment benefits filed by Hall. Hall acknowledges that the Ohio Department of Job and Family Services would likely find that his entitlement to unemployment benefits would be offset by severance pay during the period of time Hall is receiving severance pay from FFBC.

     4. Hall acknowledges that absent providing this written release and covenant not to sue to FFBC, he would not be eligible for the compensation and benefits described above in paragraph 2, subsection (i) through subsection (vi).

     5. The parties to the Agreement agree they are bound by the arbitration provision set forth in paragraph 7 of the Employment Agreement dated June 21, 2001, in interpreting any disputes concerning the Agreement or otherwise arising from Hall’s employment with FFBC.

     6. The parties agree that if any prospective employers request Hall to provide a reference from FFBC, Hall will direct the party requesting the reference to Regina P. Brackett at FFBC and Regina P. Brackett will provide information consistent with the agreed departure statement attached hereto as Exhibit A.

     7. Hall acknowledges he is bound by the provisions concerning confidentiality and a covenant not to compete for a six month time period (commencing November 29, 2004, and ending May 29, 2005) set forth in paragraph 8 and 10 of the Employment Agreement dated June 21, 2001.

     8. Hall agrees that he understands his rights and has been advised to discuss this Agreement with his attorney and that he understands this Agreement and enters into this Agreement voluntarily.

     9. Hall acknowledges that he has been given at least twenty-one (21) days to consider this Agreement and that he may revoke the portion of this Agreement relating to claims under the ADEA within seven (7) days after signing it by providing FFBC with a written notice of revocation. A written notice of revocation must be directed in writing by certified mail to Charles D. Lefferson, Senior Vice President, First Financial Bancorp, Third & High Streets, Hamilton, Ohio 45011.

     10. HALL, BY SIGNING THIS AGREEMENT, HAS WAIVED ALL CLAIMS AGAINST FFBC, EXCEPT TO THE COMPENSATION AND BENEFITS HE IS ENTITLED TO UNDER THE EMPLOYMENT AGREEMENT DATED JUNE 21, 2001, THE AMENDMENT THERETO DATED MAY 7, 2003, AND THIS AGREEMENT, INCLUDING ALL CLAIMS TO EMPLOYMENT, REINSTATEMENT, LOST WAGES AND BENEFITS, AND PAYMENT OF ATTORNEYS’ FEES OR OTHER DAMAGES, AND CERTIFIES THAT HE ENTERS INTO THIS AGREEMENT KNOWINGLY, VOLUNTARILY AND AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL AND TO REVIEW THIS DOCUMENT IN ITS ENTIRETY.

James C. Hall	Date	Witness	Date

FIRST FINANCIAL BANCORP

By:

C. Douglas Lefferson	Date	Witness	Date
Senior Vice President and
Chief Financial Officer

Exhibit A

DEPARTURE STATEMENT OF
James C. Hall

     Jim attained positions of ever-increasing authority during his tenure at FFBC. As EVP of Home Federal Bank, he spearheaded efforts that helped dramatically increase profitability and reduced non-performing assets. As President of Fidelity Federal Savings Bank, he focused on business development efforts, helping grow the organization in total footings by 50 percent in 2 1/2 years. As President of Sand Ridge Bank, he coordinated implementation of FFBC procedures and methods in this new affiliate. As EVP of FFBC, he coordinated branch expansion activities, led non-interest expense reduction initiatives, and implemented numerous affiliate programs. As the result of a restructuring, his position at FFBC was eliminated.